Exhibit 99.1

MCEWEN MINING REPORTS Q3 PRODUCTION,

MEXICO EXPLORATION DRILL RESULTS

TORONTO, Oct 13, 2016 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce that total production for the third quarter (“Q3”) was 36,496 gold equivalent ounces using a gold to silver ratio of 75:1, or 24,281 gold ounces and 916,168 silver ounces. Production is on target to achieve our 2016 guidance of 144,000 gold equivalent ounces, or 99,500 gold ounces and 3,337,000 silver ounces.

2016 Consolidated Production Summary
	Guidance	YTD	Q1	Q2	Q3
Gold ounces	99,500	81,145	28,975	27,888	24,281
Silver ounces	3,337,000	2,464,941	673,767	875,006	916,168
Gold Eq. ounces	144,000	114,009	37,958	39,555	36,496

San José Mine, Argentina (49%)(1)

The San José Mine produced 12,527 gold ounces and 909,017 silver ounces attributable to us in Q3, for a total of 24,647 gold equivalent ounces. Year-to-date the San José Mine produced 33,839 gold ounces and 2,443,527 silver ounces attributable to us, for a total of 66,419 gold equivalent ounces. Full year production guidance for San José in 2016 is 45,000 gold ounces and 3.3 million silver ounces, for a total of 89,000 gold equivalent ounces attributable to us.

El Gallo Mine, Mexico (100%)

The El Gallo Mine performed as expected in Q3, producing 11,849 gold equivalent ounces. Production in Q3 was lower than the prior quarter due to lower ore grades, as we previously forecast (1.4 gpt in Q3 2016 vs. 2.3 gpt in Q2 2016). Year-to-date the El Gallo Mine produced 47,590 gold equivalent ounces. Full year guidance for El Gallo is 55,000 gold equivalent ounces.

Mexico Exploration Update

The 2016 exploration budget for Mexico is $4 million. Exploration drilling in the district around our El Gallo Mine has been concentrated primarily on three prospective areas; one area called Encuentro South has returned particularly encouraging results at shallow depths. Highlights are summarized below:

Hole ID	Gold Grade (gpt)	Intercept Width (m)
ENX-032	9.59	9.1
including	126.50	0.5
and	2.94	38.2
including	27.3	1.2
ENX-043	7.82	5.4
including	28.70	1.1
ENX-009	16.09	2.1
ENX-041	16.27	1.9
ENX-051	1.30	19.5
and	6.13	4.8
ENX-019	1.85	15.2
including	3.99	5.0
ENX-021	1.66	12.7

McEwen Mining Inc.	Page 1

Encuentro South is located 7 miles (11 km) southwest of the El Gallo Mine. The project area lies on an important 4 mile (7 km) long, regional NW-SE mineral trend that also hosts two of our other exploration targets (Las Milpas and Twin Domes). Extensive exploration along this trend has identified favorable alteration signatures and abundant anomalous gold and silver mineralization in surface rock and soil samples.

A total of 51 core holes (8,980 meters) have been drilled in the project area, with 42 of those (7,522 meters) at the Encuentro South prospect. Initial interpretations indicate that the favourable gold assays occur in at least three distinct zones that are either shallow dipping NW, or sub-vertical NS structures and are still open along strike and at depth. Mineralization has been identified from surface to a depth of 130 meters. The known length (or strike) of the zone is approximately 230 meters. For full results of the recently drilled holes at Encuentro South see Table 1 here: http://www.mcewenmining.com/files/doc_news/20161012/Table_1.pdf

Mineralisation at Encuentro South is characterized primarily by structurally controlled, multi-event quartz breccias and stockwork zones hosted by propolytically altered meta-andesites. Minor silicification and hematisation alteration is also seen locally. The mineralization is considered to be of the low-sulphidation, epithermal style as seen elsewhere on the property. Very early stage test results show that the gold mineralization at Encuentro South is potentially amenable to heap leaching.

Financial Results

Operating costs for the quarter ended September 30, 2016 will be released with our 10-Q Quarterly Financial Statements in early November. As at October 7, 2016 we have no debt and liquid assets of $61 million composed of $39 million of cash, $18 million of precious metals, and $4 million of marketable securities. We have not issued equity to finance our operations since completing a rights issue in 2013, and we have preserved our leverage to higher gold and silver prices by not encumbering our assets with royalties, metal streams or hedges.

ABOUT MCEWEN MINING  (www.mcewenmining.com)

McEwen Mining’s goal is to qualify for inclusion in the S&P 500 Index by creating a high growth, profitable gold and silver producer focused in the Americas and Europe. McEwen Mining's principal assets consist of the San José Mine in Santa Cruz, Argentina (49% interest), the El Gallo Mine and El Gallo Silver project in Sinaloa, Mexico, the Gold Bar project in Nevada, USA, and the Los Azules copper project in San Juan, Argentina.

McEwen Mining has a total of 300 million shares outstanding and 305 million fully diluted. Rob McEwen, Chairman and Chief Owner, owns 25% of the Company.

Footnotes:

(1)	The San José Mine is owned by Minera Santa Cruz S.A., which is a joint venture 49% owned by McEwen Mining Inc. and 51% owned and operated by Hochschild Mining plc.

RELIABILITY OF INFORMATION REGARDING THE SAN JOSÉ MINE

Minera Santa Cruz S.A. (“MSC”), the owner of the San José Mine, is responsible for and has supplied to the Company all reported results from the San José Mine. McEwen Mining's joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

TECHNICAL INFORMATION

The technical aspects of the production results section has been reviewed and approved by Nathan M. Stubina, Ph.D., P.Eng., FCIM, Managing Director and a Qualified Person as defined by Canadian Securities Administrator National Instrument 43-101 "Standards of Disclosure for Mineral Projects".

McEwen Mining Inc.	Page 2

The exploration section has been reviewed and approved by Luke Willis, P.Geo, McEwen Mining’s Director of Resource Modelling, who is a Qualified Person as defined by National Instrument 43-101 and is responsible for program design and quality control of exploration undertaken by the Company at its Mexican exploration properties. Samples from the core drilling were split on-site at the Company’s El Gallo Mine. One half of the split drill core is shipped to ALS Chemex for sample preparation and analysis by fire assay for gold and 4-acid digestion with ICP determination for silver.  Samples returning greater than 10 ppm gold or 1500 ppm silver were re-analyzed using gravimetric fire assay. Standards and blanks were inserted every 20 samples. All holes were drilled with HQ bits and reduced to NTW where required.  Samples were taken based on lithologic and/or mineralized intervals and vary in length. The true width of the mineral zones has not yet been determined.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

mailto:info@mcewenmining.com http://www.mcewenmining.com/	mailto:corporatedevelopment@mcewenmining.com https://www.facebook.com/McEwenRob?noexit=true	https://twitter.com/mcewenmining?noexit=true
CONTACT INFORMATION:
Mihaela Iancu Investor Relations (647) 258-0395 ext 320 info@mcewenmining.com Website www.mcewenmining.com	Christina McCarthy Director of Corporate Development (647) 258-0395 ext 390 corporatedevelopment@mcewenmining.com Facebook facebook.com/mcewenrob	150 King Street West Suite 2800,P.O. Box 24 Toronto, Ontario, Canada M5H 1J9 (866) 441-0690 Twitter twitter.com/mcewenmining

McEwen Mining Inc.	Page 3